UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 East Campbell Avenue, Suite 130 Campbell, California 95008 United States of America
(Address of principal executive offices) (Zip code)

(408) 874-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 4, 2007, Insignia Solutions plc (the “Company”) and its subsidiary Jeode, Inc. (formerly named Insignia Solutions Inc., the “Subsidiary”) entered into (i) a Series A Preferred Stock Repurchase Agreement (the “Series A Repurchase Agreement”) with the holders of the Subsidiary’s Series A Preferred Stock (the “Series A Holders”) and (ii) a Series B Preferred Stock Repurchase Agreement (the “Series B Repurchase Agreement”) with the holders of the Subsidiary’s Series B Preferred Stock (the “Series B Holders”). The Series A Repurchase Agreement and the Series B Repurchase Agreement are together referred to in this Current Report on Form 8-K as the “Repurchase Agreements”.

Pursuant to the Series A Repurchase Agreement, the parties thereto agreed to (i) the repurchase by the Subsidiary of an aggregate of 4,100 shares of the Subsidiary’s Series A Preferred Stock held by the Series A Holders, representing all of the outstanding shares of Series A Preferred Stock, at a price of US$100 per share, and (ii) the cancellation of warrants to purchase an aggregate of 850,750 American depositary shares of the Company held by the Series A Holders.

Pursuant to the Series B Repurchase Agreement, the parties thereto agreed to (i) the repurchase by the Subsidiary of an aggregate of 19,750 shares of the Subsidiary’s Series B Preferred Stock held by the Series B Holders, representing all of the outstanding shares of Series B Preferred Stock, at a price of US$128 per share, and (ii) the cancellation of warrants to purchase an aggregate of 8,885,000 American depositary shares of the Company held by the Series B Holders.

The foregoing description of the Repurchase Agreements does not purport to be complete and is qualified in its entirety by the Series A Repurchase Agreement and Series B Repurchase Agreement attached as Exhibits 10.01 and 10.02, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On June 1, 2007, the Company completed the audit of its consolidated financial statements for the years ended December 31, 2006, 2005 and 2004. A copy of these audited consolidated financial statements is attached as Exhibit 99.01 to this Current Report on Form 8-K. These financial statements do not include all the information, such as net loss per share, required to be included in financial statements that would be incorporated in an annual report on Form 10-K.

On June 12, 2007, the Company issued a press release announcing, among other things, certain financial information regarding the Company as of June 12, 2007. A copy of the press release is furnished as Exhibit 99.02 to this Current Report and is incorporated herein by reference.

The information in Item 8.01 of this Current Report, including Exhibit 99.02 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 8.01 and in the accompanying Exhibit 99.02 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.01	Series A Preferred Stock Repurchase Agreement by and among Insignia Solutions plc, Jeode, Inc. (formerly named Insignia Solutions Inc.) and the Series A Holders.

10.02	Series B Preferred Stock Repurchase Agreement by and among Insignia Solutions plc, Jeode, Inc. (formerly named Insignia Solutions Inc.) and the Series B Holders.

99.01	Consolidated financial statements for the fiscal years ended December 31, 2006, 2005 and 2004.

99.02	Press release issued by Insignia Solutions plc on June 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc

Date: June 12, 2007	By:	/s/ George Monk
George Monk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.01	Series A Preferred Stock Repurchase Agreement by and among Insignia Solutions plc, Jeode, Inc. (formerly named Insignia Solutions Inc.) and the Series A Holders.

10.02	Series B Preferred Stock Repurchase Agreement by and among Insignia Solutions plc, Jeode, Inc. (formerly named Insignia Solutions Inc.) and the Series B Holders.

99.01	Consolidated financial statements for the fiscal years ended December 31, 2006, 2005 and 2004.

99.02	Press release issued by Insignia Solutions plc on June 12, 2007.